EXHIBIT 10.2

Mast Therapeutics, Inc. 2014 Omnibus Incentive Plan

Non-Statutory Stock Option Grant Agreement—Director

THIS NON-STATUTORY STOCK OPTION GRANT AGREEMENT- DIRECTOR (this “Agreement”), effective as of [•] (the “Grant Date”), is entered into by and between Mast Therapeutics, Inc., a Delaware corporation (the “Company”), and [•] (the “Grantee”).

1. Grant of Option. The Company hereby grants to the Grantee a non-statutory stock option (the “Option”) to purchase [•] shares of common stock of the Company, par value $0.001 per share (the “Shares”), at the exercise price of $[•] per Share (the “Exercise Price”). The Option is not intended to qualify as an incentive stock option under Section 422 of the Code pursuant to the Mast Therapeutics, Inc. 2014 Omnibus Incentive Plan (the “Plan).

2. Subject to the Plan/Administration. This Agreement is subject to the provisions of the Plan, and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan. In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control. All questions of interpretation concerning this Agreement and the Plan shall be determined by the Committee or its designee. All such determinations shall be final or conclusive, and binding upon all persons having an interest in the Option as provided in the Plan.

3. Term of Option. Unless the Option terminates earlier pursuant to the provisions of this Agreement, the Option shall expire ten years from the Grant Date, except as provided in paragraph (d) of Section 6.

4. Vesting. The Option shall become vested with respect to [1/12th]/[1/36th] of the Shares on each monthly anniversary of [•] until all of the Shares have vested; provided, however, that the Grantee is then providing Services.

5. Exercise of Option

(a) Manner of Exercise. To the extent vested, the Option may be exercised, in whole or in part, by delivering notice to the Company in accordance with paragraph (g) of Section 8 in such form as the Company may require from time to time (the “Exercise Notice”). Such Exercise Notice shall specify the number of Shares subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of such Shares in a manner permitted under the terms of Section 5.5 of the Plan, except that payment with previously acquired Shares may only be made with the consent of the Committee. The Option may be exercised only in multiples of whole Shares and no fractional Shares shall be issued.

(b) Issuance of Shares. Upon exercise of the Option and payment of the Exercise Price for the Shares as to which the Option is exercised, the Company shall issue to the Grantee the applicable number of Shares in the form of fully paid and non-assessable Shares.

(c) Capitalization Adjustments. The number of Shares subject to the Option and the Exercise Price shall be equitably and appropriately adjusted as provided in Section 12.2 of the Plan.

6. Termination of Option

(a) Termination of Service Other Than Due to Death or Disability. Unless the Option has earlier terminated, the Option shall terminate in its entirety, regardless of whether the Option is vested, three (3) years after the date the Grantee ceases to provide Services for any reason other than the Grantee’s death or Disability. Except as provided in paragraphs (b) and (c) of this Section, any portion of the Option that is not vested at the time the Grantee ceases to provide Services shall immediately terminate.

(b) Death. Upon the Grantee’s death, unless the Option has earlier terminated, to the extent the Option is not fully vested the Option shall become fully vested and exercisable. The Grantee’s executor or personal representative, the person to whom the Option shall have been transferred by will or the laws of descent and distribution, or such other permitted transferee, as the case may be, may exercise the Option in accordance with paragraph (a) of Section 5, provided such exercise occurs within three (3) years after the date of the Grantee’s death or the end of the term of the Option pursuant to Section 3, whichever is earlier.

(c) Disability. In the event that the Grantee ceases to provide Services by reason of Disability, unless the Option has earlier terminated (i) the Option shall become fully vested and exercisable and (ii) the Option may be exercised, in accordance with paragraph (a) of Section 5, provided such exercise occurs within three (3) years after the date of Disability or the end of the term of the Option pursuant to Section 3, whichever is earlier. For purposes of this Agreement, “Disability” shall mean the Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined by the Committee in its discretion. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee’s determination as to whether the Grantee has incurred a Disability shall be final and binding on all parties concerned.

(d) Automatic Extension of Exercise Period. Notwithstanding any provisions of Section 3 or paragraphs (a), (b) or (c) of this Section to the contrary, if on the last business day of the term of the Option under Section 3 or if following termination of service and during any part of the time period set forth in the applicable paragraph of this Section (i) exercise of the Option is prohibited by applicable law or (ii) the Grantee may not purchase or sell Shares due to a “black-out period” of a Company insider trading policy, the term of the Option under Section 3 or the time period to exercise the Option under Section 3 or paragraphs (a), (b) or (c) of this Section, as applicable, shall be extended until the later of (x) thirty (30) days after the end of the applicable legal prohibition or black-out period or (y) the end of the time period set forth in the applicable paragraph of this Section.

7. Change in Control.

(a) Effect on Option. In the event of a Change in Control, the Option shall (i) vest and become exercisable on the day prior to the date of the Change in Control if the Grantee is then providing Services and (ii) terminate on the date of the Change in Control.

(b) Other Agreement or Plan. The provisions of this Section (including the definition of Cause), shall be superseded by the specific provisions, if any, of a written service or, if applicable, employment agreement between the Grantee and the Company, or a severance plan of the Company covering the Grantee, including a change in control severance agreement or plan, to the extent such a provision provides a greater benefit to the Grantee.

8. Miscellaneous.

(a) No Rights of Stockholder. The Grantee shall not have any of the rights of a stockholder with respect to the Shares subject to this Option until such Shares have been issued upon the due exercise of the Option.

(b) No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any Award (including this Option), (b) any Shares issuable upon the exercise of this Option, or (c) the sale of any Shares issued upon exercise of this Option, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of this Option, (y) any Shares issuable upon exercise of this Option, or (z) the sale of any Shares issued upon exercise of this Option are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

(c) Nontransferability of Option. Except to the extent and under such terms and conditions as determined by the Committee, the Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Grantee, the Option may be exercised only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee’s guardian or legal representative. Notwithstanding the foregoing, the Grantee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the Grantee’s death, shall thereafter be entitled to exercise the Option.

(d) Severability. If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

(e) Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, other than its conflict of laws principles.

(f) Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for Grantee by the Company (or, if applicable the Affiliate for whom Grantee provides Services), or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth or at such other address as such party may designate in writing from time to time to the other party. Notice by mail shall be deemed delivered on the date on which it is postmarked.

Mailed notices to the Company should be addressed to:

Mast Therapeutics, Inc.

12390 El Camino Real, Suite 150

San Diego, CA 92130

Attention: Legal Department

Mailed notices to the Grantee should be addressed to the Grantee at the Grantee’s address as it appears on the records of the Company or the Affiliate for whom Grantee is providing Services or a successor company (or a subsidiary or parent thereof). The Company or the Grantee may by writing to the other party, designate a different address for notices.

The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to Grantee electronically. In addition, if permitted by the Company, Grantee may deliver electronically the Exercise Notice called for by paragraph (a) of Section 5 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

Grantee acknowledges that Grantee has read this paragraph (g) of Section 8 and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Exercise Notice, as described above. Grantee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to Grantee by contacting the Company by telephone or in writing. Grantee further acknowledges that the Grantee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, Grantee understands that Grantee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. Grantee may revoke his or her consent to the electronic delivery of documents described above or may change the electronic mail address to which such documents are to be delivered (if Grantee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, Grantee understands that he or she is not required to consent to electronic delivery of documents.

(h) Agreement Not a Contract. This Agreement (and the grant of the Option) is not an employment or service contract, and nothing in the Option shall be deemed to create in any way whatsoever any obligation on Grantee’s part to continue as an employee or director of or consultant to the Company or any Affiliate or a successor company (or a subsidiary or parent thereof), or of the Company or any Affiliate or a successor company (or a subsidiary or parent thereof) to continue Grantee’s Service as such an employee, director or consultant.

(i) Entire Agreement; Modification. This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto, and may be rescinded only by a written agreement signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

MAST THERAPEUTICS, INC.

By:

Grantee